Exhibit 23.1

Paritz & Company, P.A.
15 Warren Street, Suite 25
Hackensack, NJ 07601
(201) 342-342-7753
Fax: (201) 342-7598
E-mail: paritz@paritz.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Eyes on the Go, Inc.
60 Broadway, PH 12
Brooklyn, NY 11211

Gentlemen:

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated August 11, 2011, relating to the financial statements of Eyes on the Go, Inc. for the period from inception (August 26, 2010) to December 31, 2010, and to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Paritz & Company, P.A.
Paritz & Company, P.A.
Hackensack, New Jersey
September 7, 2011